Exhibit 99.1

May 2, 2005

<<Investor>>

<<Street Address>>

<<City, State, Zip Code>>

Re: First Quarter 2005 Wells Limited Partnership Fact Sheets

Dear <<Investor>>:

In our ongoing effort to help you stay up-to-date on your Wells limited partnership investment, we have enclosed a first quarter 2005 fact sheet for each fund in which you are a limited partner. The fact sheet provides valuable information about each portfolio, including the annualized yield and tax passive losses, property activity, and current leasing percentages. For further details, you may access the first quarter 2005 Form 10-Q filing for your fund(s), which will be available after May 16 on the Wells Web site at www.wellsref.com. The login is “investor,” and the password is “growth.”

For your reference, the following summarizes the list of your investment(s), the number of units you own, and the net amount invested*:

<<Fund I, Class A, 00 Units, Net Amount Invested>>

<<Fund I, Class B, 00 Units, Net Amount Invested >>

<<Fund II, Class A, 00 Units, Net Amount Invested >>

<<Fund II, Class B, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class A, 00 Units, Net Amount Invested >>

<<Fund II-OW, Class B, 00 Units, Net Amount Invested >>

<<Fund III, Class A, 00 Units, Net Amount Invested >>

<<Fund III, Class B, 00 Units, Net Amount Invested >>

<<Fund IV, Class A, 00 Units, Net Amount Invested >>

<<Fund IV, Class B, 00 Units, Net Amount Invested >>

<<Fund V, Class A, 00 Units, Net Amount Invested >>

<<Fund V, Class B, 00 Units, Net Amount Invested >>

<<Fund VI, Class A, 00 Units, Net Amount Invested >>

<<Fund VI, Class B, 00 Units, Net Amount Invested >>

<<Fund VII, Class A, 00 Units, Net Amount Invested >>

<<Fund VII, Class B, 00 Units, Net Amount Invested >>

<<Fund X, Class A, 00 Units, Net Amount Invested >>

<<Fund X, Class B, 00 Units, Net Amount Invested >>

<<Fund XI, Class A, 00 Units, Net Amount Invested >>

<<Fund XI, Class B, 00 Units, Net Amount Invested >>

<<Fund XII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIII, Tax Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Cash Preferred, 00 Units, Net Amount Invested >>

<<Fund XIV, Tax Preferred, 00 Units, Net Amount Invested >>

(over)

Also, if you have not already done so, please consider signing up for electronic communications in order to save partnership expenses. Not only will you receive information quickly and securely, you will help reduce mailing costs borne by the partnership. Simply call a Client Services Specialist today at 800-557-4830, and they’d be happy to assist you.

We value your support of Wells Real Estate Funds and thank you for allowing us to serve your investment needs.

Sincerely,

Leo F. Wells III

General Partner

Enclosure(s)

cc: Financial Representative

*	The “Net Amount Invested” is intended to show the original purchase amount of the units owned in the account less any Net Sale Proceeds (NSP) distributions that may have been paid on the underlying units. It is not intended to reflect the fair market value of your units, and you should be advised that these amounts do not represent the value of the Partnership’s properties or the amount you would receive upon liquidation of the Partnership. Please note that your investment in units is illiquid because there is no public trading market for the units, and there can be no assurance that you will be able to receive this amount for your units at any time in the future or upon the ultimate liquidation of the Partnership.

Wells Real Estate Fund XII, L.P. Fact Sheet        XII

DATA AS OF MARCH 31, 2005

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 3/31/2005	PERCENT OWNED
AT&T Oklahoma	SOLD*	45%
Comdata	100%	45%
111 Southchase Boulevard (Formerly known as the EYBL CarTex building)	0%	17%
Gartner	SOLD*	17%
Johnson Matthey	SOLD	17%
Siemens	100%	45%
20/20 Building (Formerly known as the Sprint building)	0%	17%

WEIGHTED AVERAGE	75%

*	Sold on April 13, 2005.

FUND FEATURES

OFFERING DATES	March 1999 – March 2001

PRICE PER UNIT	$10

STRUCTURE	Cash-Preferred – Cash available for distribution up to 10% Preferred Tax-Preferred – Net loss until capital account reaches zero + No Operating Distributions

STRUCTURE RATIO AT CLOSE OF OFFERING	Cash-Preferred – 76% Tax-Preferred – 24%

AMOUNT RAISED	$35,611,192

Please note that the figures in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund XII is in the holding phase of its life cycle. The Fund now owns interests in four properties, having sold the Gartner and AT&T buildings after the close of the quarter. Two of the remaining properties are 100% leased to tenants in the beginning to middle of their lease terms. The 111 Southchase building is 100% vacant, and Sprint exercised an early lease termination option at the 20/20 Building effective in May 2004. Our focus at this time involves leasing these two vacant properties in the portfolio and maximizing operating performance in the remaining assets in order to deliver what we believe will be the best overall performance for our investors.

The start of 2005 has brought a number of positive events. After the close of the quarter, the Gartner and AT&T buildings were sold as part of a larger portfolio sale, and this transaction reflected a significant increase over the initial purchase prices of both assets. We also announced the first distribution of net sale proceeds to the limited partners, scheduled for the second quarter 2005, totaling approximately $1,450,000 from the sale of the Johnson Matthey building.

While the property sales have delivered positive results, we do face some near-term leasing issues with the two vacant properties. These leasing challenges may impact operating performance, but we are aggressively working with existing and potential tenants in these markets to minimize any negative effects to the extent possible.

The first quarter 2005 operating distributions to the Cash-Preferred unit holders were 7.25%, an increase from the prior quarter. The General Partners anticipate that operating distributions may decline in the near term, given the reduced cash flow from the property sales and several potential capital issues, including: (i) re-leasing costs for the 20/20 and 111 Southchase buildings; and (ii) other capital improvements for the Comdata and 20/20 buildings.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Property Summary

•	The AT&T Oklahoma building was sold on April 13, 2005, and approximately $9,628,000 in net sale proceeds has been allocated to the Fund. The General Partners will review the potential capital needs at the remaining properties in the Fund to determine if all or a portion of these proceeds can be distributed in 2005.

•	The Comdata building in Brentwood, Tennessee, outside Nashville, is 100% leased through May 2016.

•	The 111 Southchase Boulevard building in Greenville, South Carolina, is currently vacant. We are pursuing a number of market opportunities for this asset.

Continued on reverse

Wells Real Estate Fund XII, L.P. Fact Sheet        XII

DATA AS OF MARCH 31, 2005

•	The Gartner building, located in Fort Myers, Florida, was sold on April 13, 2005, as part of a larger portfolio sale. The net sale proceeds allocated to the Fund from this sale were approximately $2,127,000. The General Partners will review the potential capital needs at the remaining properties in the Fund to determine if all or a portion of these proceeds can be distributed in 2005.

•	The Johnson Matthey property was sold on October 5, 2004, and $1,653,361 in net sale proceeds has been allocated to Fund XII. The General Partners plan to distribute $1,450,000 to the limited partners in the second quarter 2005. The remaining net sale proceeds are being reserved to fund capital costs discussed previously.

•	The Siemens building is located in Detroit, Michigan. The property is 100% leased, and the lease extends to 2010.

•	The 20/20 Building, located in Kansas City, Kansas, is currently vacant. We have engaged our local leasing team and are marketing this asset aggressively for lease.

For further information, please refer to Fund XII’s most recent

10-Q filing, which can be found on the Wells Web site

at www.wellsref.com.

CUMULATIVE PERFORMANCE SUMMARY (1)

	PAR VALUE	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses (2)	Cumulative Net Sale Proceeds Distributed	Est. Unit Value As of 12/31/04 (3)
PER “Cash-Preferred” UNIT	$10	$4.89	N/A	$0.00	$8.39

PER “Tax-Preferred” UNIT	$10	$0.00	$3.96	$0.00	$12.75

(1)	These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Cash-Preferred units to Tax-Preferred units, or vice versa, under the Partnership agreement.
(2)	This per-unit amount is calculated as the sum of the annual per unit cumulative passive loss allocated to a Pure Tax-Preferred unit, reduced for Gain on Sale per unit allocated to a Pure Tax-Preferred Unit.
(3)	Please refer to the disclosure related to the estimated unit valuations contained in Item 5 of the 12/31/2004 Form 10-K for this partnership.

ANNUALIZED YIELD — PER “CASH-PREFERRED” UNIT

AT $10 OFFERING PRICE

	Q1	Q2	Q3	Q4	AVG YTD
2005	7.25%	—	—	—	—
2004	8.50%	6.00%	6.00%	6.00%	6.63%
2003	8.75%	8.25%	9.00%	9.00%	8.75%
2002	9.50%	9.50%	9.25%	9.25%	9.38%
2001	8.75%	9.25%	9.25%	9.50%	9.19%
2000	6.47%	7.49%	8.25%	8.50%	7.68%
1999	0.00%	0.00%	10.22%	11.48%	6.98%

TAX PASSIVE LOSSES – “TAX-PREFERRED” PARTNERS

2004	2003	2002	2001	2000	1999
3.84%	9.68%	9.11%	7.31%	6.11%	3.55%

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFLYPROFCTSHQ105-04	© 2005 Wells Real Estate Funds